                                 Exhibit No. 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                 YEAR ENDED
(In thousands)                                DECEMBER 31, 1993
                                           -----------------------
                                                         EARNINGS
                                            SHARES       PER SHARE
                                           --------     ----------
Weighted average shares outstanding         77,227         $1.95
                                            ======         =====

Primary

  Average shares outstanding                77,227
  Common stock equivalents                     545
                                            ------

                                            77,772         $1.94
                                            ======         =====

Fully Diluted

  Average shares outstanding                77,227
  Common stock equivalents                     806
                                            ------


                                            78,033         $1.93
                                            ======         =====

